Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: David Asai

Chief Financial Officer

Tel: 703/925-6337

Email: david_asai@learningtree.com

LEARNING TREE INTERNATIONAL ANNOUNCES

FOURTH QUARTER and FULL YEAR 2017 RESULTS

HERNDON, VA., December 15, 2017 – Learning Tree International, Inc. (OTCQX: LTRE) announced today its revenues and results of operations for its fourth quarter and full fiscal year 2017, which ended September 29, 2017.

In its fourth quarter of fiscal year 2017, Learning Tree reported revenues of $19.6 million, income from operations of $1.8 million, and a net income of $1.5 million, or $0.11 per share. These results compare with revenues of $21.7 million, loss from operations of $2.0 million, and net loss of $2.2 million, or $(0.17) per share, in Learning Tree’s fourth quarter of fiscal year 2016. The results for the fourth quarter of fiscal year 2016 includes a restructuring charge of $1.9 million related to our Reston, Virginia facility. The 9.5% decline in revenues for our fourth quarter of fiscal year 2017 when compared to the fourth quarter of fiscal year 2016, was offset by a 15.4% reduction in cost of revenues. Total operating expenses decreased 35.0% quarter over quarter, from $11.3 million to $7.4 million. Total operating expense for the fourth quarter of fiscal year 2016 includes the restructuring charge of $1.9 million. There was no corresponding charge in the fourth quarter of fiscal year 2017.

For the full fiscal year 2017, Learning Tree reported revenues of $70.7 million, loss from operations of $1.3 million, and a net loss of $2.1 million, or $(0.16) per share. These results compare with revenues of $81.6 million, loss from operations of $12.5 million, and a net loss of $12.7 million, or $(0.96) per share, for the full fiscal year 2016. The results for the full fiscal year 2016 includes the restructuring charge of $1.9 million, while the full fiscal year 2017 results includes an additional restructuring charge of $0.4 million due to changes in estimates used to calculate the original restructuring charge.

At September 29, 2017, our capital resources consisted of cash and cash equivalents of $5.1 million. We have entered into a financing and security agreement that provides us with access to borrow up to $3.0 million. To date, we have not borrowed any funds under the financing and security agreement.

Conference Call and Webcast

Learning Tree will host an investor conference call to discuss its results for the fourth quarter and future outlook for fiscal year 2018 at 4:30 p.m. ET, December 15, 2017. To participate, call (888) 419-5570 or +1 (617) 896-9871 (International Callers) and enter participant code: 820 169 19 at least five minutes before 4:30pm (ET) / 1:30pm (PT) on Friday, December 15, 2017; or, go to Learning Tree’s Investor website at www.learningtree.com/investor to gain access and listen to the live webcast. A webcast replay of the investor conference call will be available for 90 days via the Internet through the Investor Relations section of Learning Tree’s website at www.learningtree.com/investor. We have also filed our Annual Report on Form 10-K for our fiscal year 2017 with the Securities and Exchange Commission (“SEC”) which is available at the SEC's Internet site (http://www.sec.gov).

About Learning Tree International, Inc.

Established in 1974, Learning Tree is a leading provider of IT and management training to business and government organizations worldwide. In addition, Learning Tree provides Workforce Optimization Solutions — a modern approach to delivering learning and development services that improves the adoption of skills, and accelerates the implementation of technical and business processes required to improve IT service delivery. These services include: needs assessments, skill gaps analyses, blended learning solutions, and Project Acceleration Workshops.

Over 2.5 million professionals have enhanced their skills through Learning Tree’s extensive library of proprietary and partner content on topics including: web development, cyber security, program and project management, Agile, operating systems, networking, cloud computing, leadership, and more. Courses are offered at Learning Tree Education Centers and training locations around the world, on-site at client facilities, or via Learning Tree AnyWareTM, the company’s web-based, remote-attendance platform.

To learn more, call 1-888-THE-TREE (843-8733) or visit LearningTree.com

Cautionary Statement Regarding Forward Looking Statements

The statements contained herein that are not historical facts are forward-looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on Learning Tree. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Learning Tree. There can be no assurance that future developments affecting Learning Tree will be the same as those anticipated. Learning Tree cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Investors should not put undue reliance on these forward-looking statements, since they are based on key assumptions about future risks and uncertainties. Some of these risks and uncertainties that could affect Learning Tree and its business include, but are not limited to the following: our ability to continue as a going concern; our ability to obtain additional liquidity in amounts and on terms acceptable to the Company; our ability to reverse our trend of declining year over year revenues, negative cash flows from operations, and maintain liquidity; our ability to successfully implement our new strategies to increase revenue and to achieve our cost reduction goals; competition; international operations, including currency fluctuations; attracting and retaining qualified personnel; intellectual property, including having to defend potential infringement claims; implementation of partnerships with third party providers of courses and or course material; efficient delivery and scheduling of Learning Tree's courses; technology development and new technology introduction; the timely development, introduction, and customer acceptance of our courses and other products; a majority of our outstanding common stock is beneficially owned by our chairman and his spouse; risks associated with cyber security; changing economic and market conditions; and adverse weather conditions, strikes, acts of war or terrorism and other external events. Learning Tree is not undertaking any obligation to update forward-looking statements contained herein to reflect future events, developments or changed circumstances.

In order to help the reader assess the factors and risks in Learning Tree's business that could cause actual results to differ materially from those expressed in the forward looking statements, Learning Tree discusses in its 2017 Annual Report on Form 10-K (“Form 10-K”), those risks in Item 1A, “Risk Factors”, as well as in its other filings with the SEC. Please read the Form 10-K, including the Risk Factors included therein, which is filed with the SEC and available at the SEC's Internet site (http://www.sec.gov).

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Release Summary: Learning Tree International announced today its revenues and results of operations for its fourth quarter and full fiscal year 2017, which ended September 29, 2017.

LEARNING TREE INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(all amounts in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	September 29,	September 30,	September 29,	September 30,
	2017	2016	2017	2016
	(unaudited)	(unaudited)

Revenues	$19,636	$21,695	$70,663	$81,587
Cost of revenues	10,508	12,418	40,298	50,163
Gross profit	9,128	9,277	30,365	31,424

Operating expenses:
Course development	684	1,138	2,868	5,128
Sales and marketing	3,236	3,747	13,497	17,966
General and administrative	3,438	4,490	14,949	18,891
Restructuring Charge	-	1,940	386	1,940
Total operating expenses	7,358	11,315	31,700	43,925

Income (loss) from operations	1,770	(2,038)	(1,335)	(12,501)
Other income (expense), net	(159)	49	(328)	227
Income (loss) from operations before income taxes	1,611	(1,989)	(1,663)	(12,274)
Provision for income tax	143	227	474	422

Net income (loss)	$1,468	$(2,216)	$(2,137)	$(12,696)

Income (loss) per share basic and diluted:
Basic and diluted income (loss) per share	$0.11	$(0.17)	$(0.16)	$(0.96)

LEARNING TREE INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(all amounts in thousands)

	September 29,	September 30,
	2017	2016

Cash and cash equivalents	$5,080	$8,540
Trade accounts receivable, net	9,725	9,538
Prepaid expenses and other	4,035	3,910
Total current assets	18,840	21,988
Depreciable assets, net and other	7,423	9,619
Total assets	$26,263	$31,607

Accounts payable and accrued liabilities	$10,809	$11,149
Deferred revenues	18,383	21,017
Total current liabilities	29,192	32,166
Other long term liabilities	8,893	9,230
Total liabilities	38,085	41,396

Stockholders' equity	(11,822)	(9,789)
Total liabilities and stockholders' equity	$26,263	$31,607